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                           Offer To Purchase for Cash
                     All Outstanding Shares of Common Stock
        (Including Associated Series B Preferred Stock Purchase Rights)
                                       of
                             GIBSON GREETINGS, INC.
                                       at
                              $10.25 Net Per Share
                    (Subject to Possible Upward Adjustment)
                                       by
                           Granite Acquisition Corp.,
                           a wholly owned subsidiary
                                       of
                         AMERICAN GREETINGS CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, DECEMBER 8, 1999, UNLESS THE OFFER IS EXTENDED.

                                                                November 9, 1999
To Our Clients:

     Enclosed for your consideration are the Offer To Purchase, dated November 9, 1999 (the "Offer To Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") and other materials relating to the offer by Granite Acquisition Corp. ("Purchaser"), a wholly owned subsidiary of American Greetings Corporation ("Parent"), to purchase all outstanding shares of common stock (together with the associated Rights (as defined in the Offer To Purchase), the "Shares") of Gibson Greetings, Inc. (the "Company") at a purchase price of $10.25 per Share (subject to possible upward adjustment as described below, the "Offer Price"), net to the seller in cash, without interest, on the terms and subject to the conditions set forth in the Offer To Purchase and the related Letter of Transmittal (which together constitute the "Offer"). Holders of Shares ("Stockholders") whose certificates for such Shares (the "Certificates") are not immediately available or who cannot deliver their Certificates and all other required documents to the Depositary (as defined in the Offer To Purchase) or complete the procedures for book-entry transfer on or prior to the Expiration Date (as defined in the Offer To Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer To Purchase.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL ACCOMPANYING THIS LETTER IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The Offer Price is $10.25 per Share. The Offer Price will be increased by an amount equal to 30% of any after-tax gain realized by the Company in any sale or disposition for cash by the Company or its subsidiaries, prior to the Expiration Date, of all or any part of the Company's investment in E-Greetings Network ("EGN"), divided by the total number of Shares then outstanding on a fully diluted basis, assuming for this purpose the exercise only of outstanding options, whether or not such options are then vested, which are (or, giving effect to the adjustment in the Offer Price contemplated hereby, would be) in-the-money. The price used to compute any after-tax gain on any sale or disposition will be the cash received
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     by the Company, but only if such cash is for an aggregate amount in excess of the Company's then net book value of its interest in EGN. See Sections 2 and 12 of the Offer To Purchase.

          2. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date that number of Shares that, together with the Shares then owned by Parent, represents at least a majority of the Shares then outstanding on a fully-diluted basis (assuming the exercise of all outstanding options which are exercisable and in-the-money at the Offer Price). The Offer is also subject to certain other conditions contained in the Offer To Purchase. See the Introduction and Sections 1, 14 and 15 of the Offer To Purchase.

          3. The Offer is being made for all outstanding Shares.

          4. Tendering Stockholders will not be obligated to pay brokerage fees or commissions to the Dealer Manager (as defined in the Offer To Purchase), the Depositary or the Information Agent (as defined in the Offer To Purchase) or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 10 of the Letter of Transmittal.

          5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Wednesday, December 8, 1999, unless the Offer is extended.

          6. The Board of Directors of the Company, has unanimously (i) determined that the Merger Agreement (as defined in the Offer To Purchase) and the transactions contemplated thereby, including the Offer and the Merger (as defined in the Offer To Purchase), are fair to and in the best interests of the Stockholders, (ii) approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger and (iii) resolved to recommend that Stockholders accept the Offer and tender their Shares pursuant to the Offer.

          7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Certificates for Shares or a timely Book-Entry Confirmation (as defined in the Offer To Purchase) with respect to such Shares pursuant to the procedures set forth in Section 3 of the Offer To Purchase, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed with any required signature guarantees (or, in the case of book-entry transfers, an Agent's Message (as defined in the Offer To Purchase)), and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering Stockholders at the same time depending upon when Certificates for or confirmations of book-entry transfer of such Shares are actually received by the Depositary.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. An envelope to return your instructions to us is enclosed. IF YOU AUTHORIZE THE TENDER OF YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED ON THE INSTRUCTION FORM SET FORTH BELOW.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdictions.
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                        Instructions with Respect to the
                           Offer To Purchase for Cash
                     All Outstanding Shares of Common Stock
        (Including Associated Series B Preferred Stock Purchase Rights)

                                       of
                             GIBSON GREETINGS, INC.
                                       by
                           Granite Acquisition Corp.
                           a wholly owned subsidiary
                                       of
                         AMERICAN GREETINGS CORPORATION

     The undersigned acknowledge(s) receipt of your letter, the enclosed Offer To Purchase, dated November 9, 1999, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Granite Acquisition Corp. (the "Purchaser"), a wholly owned subsidiary of American Greetings Corporation, to purchase all outstanding shares of common stock (together with the associated Rights (as defined in the Offer To Purchase), the "Shares") of Gibson Greetings, Inc. at a purchase price of $10.25 per Share (subject to possible upward adjustment as described in the Offer To Purchase), net to the seller in cash, without interest, on the terms and subject to the conditions set forth in the Offer To Purchase.

     This will instruct you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered:*                        Shares
                                   ----------------------
Date:
     -----------------

                                   SIGN HERE
Signature(s):
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Print Name(s):
              ------------------------------------------------------------------
Print Address(es):
                  --------------------------------------------------------------

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Area Code and Telephone Number(s):
                                  ----------------------------------------------
Taxpayer Identification or Social Security Number(s)
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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

   THIS FORM MUST BE RETURNED TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT.